UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2009

Commission File No. 001-34222

EFT BIOTECH HOLDINGS, INC.
 (Exact name of small business issuer as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or Organization)	22-1211204 (I.R.S. Employer Identification No.)

929 Radecki Court City of Industry, CA	91748
(Address of Principal Executive Offices)	(Zip Code)

Issuer’s Telephone Number:  (626) 581-0388

Not Applicable
(Former name or former address, if changed since last report.)

With Copies to:
Virginia K Sourlis, Esq.
The Sourlis Law Firm
2 Bridge Avenue
The Galleria
Red Bank, New Jersey 07701
Telephone: (732) 530-9007

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On August 5, 2009, the Board of Directors (the “Board”) of EFT BioTech Holdings, Inc. (the “Company”) appointed Norman Ko to serve as a member of the Company’s Board, and Chairman of the Audit and Compensation Committee. Mr. Ko was appointed for a term that extends until the 2009 annual meeting of the shareholders, or until his successor is elected and qualifies.

There are no family relationship between Mr. Ko and any of the Company’s officers and directors.

Item 7.01  Regulation FD Disclosure.

Attached is a press release issued by the Registrant on August 5, 2009.  The press release is not deemed filed under the Securities Exchange Act of 1933, as amended. It is considered to be “furnished” under the instructions of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1           Press Release, dated August 5, 2009 regarding the appointment of Mr. Ko as a director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EFT BIOTECH HOLDINGS, INC.

Date: August 5, 2009	By:	/s/ SHARON TANG
Name: Sharon Tang
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)